UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 3, 2005


                              RADIUM VENTURES, INC.
             (Exact name of Registrant as specified in its Charter)

                                     Nevada
                          -----------------------------
                 (State or other Jurisdiction of Incorporation)

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
                   000-50122                                              98-0372720
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           (Commission File Number)                         (I.R.S. Employer Identification Number)


           28202 Cabot Road; Ste 300
           Laguna Niguel, California                                         92677
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   (Address of Principal Executive Offices)                               (Zip Code)
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                                 (949) 365-5655
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              (Registrant's telephone number, including area code)

                           2840 Mount Seymour Parkway,
                      North Vancouver, BC, Canada, V7H 1E9
         --------------------------------------------------------------
   (Former name, former address, and former fiscal year, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (See General Instruction 1.2 below.)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS;

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES;

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT;

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS;

ITEM 8.01         OTHER EVENTS.

SUMMARY

         On June 3, 2005, Radium Ventures Inc. ("RADIUM" or "WE") acquired Interactive Television Networks, Inc., a Nevada corporation formerly knows as XTV, Inc. ("ITVN"), through a reverse triangular merger (the "MERGER") between ITVN and Radium Ventures Acquisition, Inc., our wholly owned subsidiary. As a result of the Merger, ITVN is now our wholly-owned subsidiary. The Merger was effected pursuant to that certain Agreement and Plan of Reorganization dated May 27, 2005 (the "REORGANIZATION AGREEMENT"). Shane Whittle and James Scott-Moncrieff, the principal stockholders and founders of Radium (the "FOUNDERS"), also were parties to the Reorganization Agreement.

         Immediately following the Merger, we formally ceased the Internet document editing business that we had previously conducted, we closed our offices in Vancouver, Canada, and we moved our offices to the offices of ITVN in Southern California. We currently do not plan to conduct any business other than owning the shares of ITVN, which will continue to conduct its operations that it has, to date, been engaged in. For a summary description of ITVN's business, see "Description Of Business," below.

         In connection with the Merger, we (i) cancelled 750,000 of the outstanding shares of our common stock held by the Founders and (ii) agreed to issue up to 22,117,550 shares of our common stock to the existing stockholders of ITVN, in exchange for all of the issued and outstanding common stock of ITVN. In addition to the foregoing, in accordance to the Reorganization Agreement, upon the closing of the Merger we issued 50,000 shares to our financial advisor, hired a CEO who was granted 581,676 shares and hired a CFO who was granted 250,000 shares. The shares issued, or issuable, to the former stockholders of ITVN represent approximately 89% of outstanding shares of Radium common stock as of June 8, 2005. As a result, the former stockholders of ITVN have acquired control of Radium in the Merger. The shares issued in the Merger were issued pursuant to an exemption provided under Section 4(2) of the Securities Act of 1933, as amended, without the use of an underwriter.

         Under Nevada corporate laws, any stockholder who does not vote in favor of a merger has the right to dissent and to receive a cash payment equal to the "fair value" of the dissenting shares in exchange for the cancellation of those shares. The Merger was approved by all of the ITVN stockholders, except one stockholder who owns 4,147,482 shares of Radium common stock. In addition, the same stockholder is entitled receive and retain an additional share certificate in the amount of 2,083 shares of ITVN (the equivalent of 1,382,140 shares of Radium common stock) if the stockholder delivers 20,000 qualified customers that buy our set-top box and subscribe to our services before April 30, 2006. The 2,083 shares are currently held in escrow and the stockholder has not yet delivered any qualified customers to us. That stockholder did not vote for or against the Merger. However, as required by Nevada law, we have notified the holder of those shares of its dissenter's rights under Nevada law. The stockholder has 30 days in which to decide whether or not to dissent to the Merger. We currently do not know whether or not the non-voting stockholder will exercise its dissenter's rights. In the event that the stockholder does elect to exercise its dissenter's rights, the number of shares that were issued to the former ITVN stockholders will decrease from 22,117,500 shares to 16,588,278 shares.

         At the time of the closing of the Merger, Shane Whittle was our sole director as well as our President and Secretary. As a result of the prior resignation in 2004 of our other director, we had a vacancy on our Board of Directors. Since we are now conducting a new line of business (i.e. ITVN's


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business) and need executives who are familiar with ITVN's business, our sole director filled the vacancy on the Board of Directors by appointing Michael Martinez of ITVN to our Board of Directors. Accordingly, as of the date of this Current Report on Form 8-K, our Board consists of Shane Whittle and Michael Martinez. We also intend to add two other directors to our Board of Directors who are familiar with the operations of ITVN. Mr. Whittle has appointed Charles Prast and Murray Williams to be the two additional members of the Board. Mr. Prast and Mr. Williams will take office on June 14, 2005, at which time Shane Whittle will resign as a director. Accordingly, commencing on June 14, 2005, our Board will be comprised of Michael Martinez, Charles Prast and Murray Williams.

         As required by the Reorganization Agreement, upon the closing of the Merger, Shane Whittle resigned as our President and Secretary, and Michael Martinez was elected as our new President, Charles Prast was elected as our new Chief Executive Office, and Murray Williams was elected as our new Chief Financial Officer.

         As described in "Executive Compensation/Employment Agreement," below, in connection with hiring Mr. Charles Prast to be our new Chief Executive Officer and hiring Mr. Murray Williams to be our new Chief Financial Officer, we issued 581,767 shares of our common stock and 250,000 shares, respectively, to them. The shares issued to our new executive officers were issued pursuant to an exemption provided under Section 4(2) of the Securities Act of 1933, as amended.

         In addition to the foregoing issuances of shares in the Merger, in accordance with the Reorganization Agreement, upon the closing of the Merger we issued 50,000 shares to our financial advisor. The shares issued to our financial advisor were issued pursuant to an exemption provided under Section 4(2) of the Securities Act of 1933, as amended.

         We intend to amend our Articles of Incorporation to (i) change our name to "Interactive Television Networks, Inc.," (ii) to increase the number of authorized shares of common stock from 25,000,000 to 100,000,000, and (iii) to authorize the issuance of up to 25,000,000 shares of preferred stock. We anticipate that the foregoing amendment of the Articles of Incorporation will be filed and become effective within the next 30-45 days.

EXPLANATORY NOTE

         Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to "we," "us" and the "Company" refer to both Radium Ventures Inc. and its subsidiary Interactive Television Networks, Inc. Where a distinction between Radium Ventures, Inc. and Interactive Television Networks, Inc. is made, references to "Radium" are to Radium Ventures Inc. and references to "ITVN" are to Interactive Television Networks, Inc.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

         This Current Report on Form 8-K contains a number of forward-looking statements that reflect management's current views and expectations with respect to our business, strategies, products future results and events and financial performance. All statements made in this Current Report other than statements of historical fact, including statements that address operating performance, events or developments that management expects or anticipates will or may occur in the future, including statements related to distributor channels, volume growth, revenues, profitability, new products, adequacy of funds from operations, statements expressing general optimism about future operating results and non-historical information, are forward looking statements. In particular, the words "believe," "expect," "intend," " anticipate," "estimate," "may," "will," variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed in "Risk Factors," below. Our actual results, performance or achievements could differ materially from historical results as

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well as those expressed in, anticipated or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

         Readers should not place undue reliance on these forward-looking statements, which are based on management's current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below) and apply only as of the date of this Current Report. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below in "Risk Factors" as well as those discussed elsewhere in this Current Report, and the risks to be discussed in our future Quarterly Reports on Form 10-QSB or our next Annual Report on Form 10-KSB and in the press releases and other communications to stockholders issued by us from time to time which attempt to advise interested parties of the risks and factors that may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DESCRIPTION OF BUSINESS

         OVERVIEW

         Following the Merger, our only business will be the operations conducted by our new subsidiary, ITVN. All references in this Current Report on Form 8-K to our business and operations after the Merger shall, therefore, refer to the business that ITVN conducts. ITVN is a vertically integrated provider of digital interactive content networks delivered to televisions over domestic broadband connections of 300kbps or better.

         The delivery of digital interactive content to the television is commonly referred to as Internet Protocol Television ("IPTV"). ITVN develops and sells a set-top box that permits ITVN to distribute our branded IPTV networks content over the internet to any consumer who has (i) a broadband internet connection of 300kbps or better and (ii) a television. In general, ITVN maintains a library of motion pictures and video content on servers that are connected to the internet. Consumers can access and view the stored content on their televisions without the use or need for a computer by connecting their televisions to the ITVN set-top box. The ITVN set-top box can be controlled much the same as a standard VCR machine. The set-top box was developed by ITVN and its affiliates and is currently being manufactured for ITVN in Asia by a third party original equipment manufacturer. ITVN sells or leases the ITVN set-top boxes to consumers and charges the consumers a monthly fee for access to our branded IPTV networks. Revenues received by ITVN from the monthly fees are shared between the company and the various providers of the content. Subscribers can also access pay per-view motion picture titles and video content.

         ITVN launched the commercial distribution of the ITVN set-top box and its IPTV service in April 2005. To date, the marketing efforts have consisted of a limited amount of internet advertising. We have taken delivery of 8,000 ITVN set-top boxes and have commenced shipping of such units to subscribers.

         The principal benefit of the ITVN set-top box is that it enables consumers to view a library of motion pictures and other video content over the internet on their television at any time "on demand." Our business plan is to continue to make a wide variety of content available to the users of the ITVN set-top box through the creation of branded IPTV networks. We do not plan to develop any of our own content, and all content that will be distributed over our network will be provided by the owners of that content. We hope to be able to provide our monthly customers with continuous access to a variety of motion pictures (such as classic motion pictures and possibly new releases that are available at the local video rental stores), music videos, foreign language news broadcasts (that are captured digitally and made available for viewing shortly after broadcast in the country of origin) and adult entertainment.

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         OUR BUSINESS

                  THE ITVN SET-TOP BOX

         Our proprietary set-top box consists mainly of (i) a hardware containing a graphics card and software, and (ii) connection ports to audio/video components and the broadband connection. The hardware board has a web browser in one graphics mode and software that drives the media players. The box can use JavaScript and html to pull pages off a web server and project them onto the television screen. The box also allows the use of a remote control to control navigation, and settings on the box. The ITVN set-top box can be set for U.S. television standards (NTSC) or European standard (Pal). There are 8 megabytes of memory on the board that can be flashed and persist. The security mechanism is controlled by transmitting IP and MAC address, and can be locked down server side. The servers run Windows Server 2003 to allow DVD functionality within the movies.

         The ITVN set-top box includes ports on the back side of the box to allow it to integrate into most modern audio-visual systems used and preferred by consumers today, including Component Video ports, RC video ports, an S-Video port, and the Ethernet jack that connects the box to the broadband connection.

         Our set-top boxes are part of a new technology referred to as IPTV. An IPTV service is any service that delivers videos and other media to customers over their internet connections, such as web sites that allow end-users to download or stream movies over the internet. IPTV is a term used to describe a system where video signals are distributed using Internet protocol to subscribers through a broadband internet connection. Internet protocol ("IP") is the common protocol used by source and destination hosts for communicating data. Generally IPTV refers to IP delivered content that is viewed on a television rather than a PC. What is noteworthy about Internet protocol is that it sends information in packets, thus allowing for faster connections and in turn greater data delivery capabilities. IPTV thus uses the internet protocol's data delivery capacity to deliver videos and other media to end-users with the requisite connections.

                  OUR IPTV SERVICE

         Our IPTV networks use the existing global infrastructure of the internet to distribute paid content and services directly to traditional television sets to any end-user with a television and a broadband internet connection. The user must, however, acquire from us our set-top box to access the content. The ITVN networks are completely interactive, end-to-end systems delivered to consumers on demand or real time through our proprietary set top box. Consumers simply connect the ITVN box to their existing broadband router and to their television set though SCART or standard video connectors. No PC is needed and the ITVN box is "plug and play".

         Our service offers a simple, completely discreet, single source solution for consumers of content not available through traditional broadcast or satellite networks and is an alternative distribution source for producers of content. Using the Internet, our service eliminates traditional middlemen represented by the cable television providers, satellite television operators and terrestrial television broadcasters. By connecting the subscriber to the content of the owner, the content owner receives payment based directly on the amount that such owner's content is viewed.

         We plan to offer a number of IPTV networks and services delivered through and accessed through a main television menu using a remote control. Most of these networks and services are currently still in development. We currently plan to introduce the following networks:

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          o       A subscription news network with local news on demand from dozens of countries worldwide appealing to first and second generation US residents eager to follow local events in their countries of origin. This network is expected to launch during 2005.

          o A subscription music video network allowing consumers to view music videos and to build a personalized library of music videos-on-demand. This network is expected to launch during 2005

          o A subscription sports network featuring extreme sports popular with the 15-35 year old consumer market. This network is expected to launch during 2005.

          o A free network featuring content from the Internet of popular and timely interest, updated daily. This network is expected to launch in the fall of 2005.

          o Where applicable and allowed, we are also evaluating creating and offering a home gaming and sports betting service. This network is expected to launch by December 2005.

          o A subscription file sharing service wherein ITVN subscribers can send media files (pictures and videos) for viewing on a television by them, their friends and family, or other authorized persons who have an ITVN set-top box. This network is expected to launch in the fall 2005.

          o XTV Networks, a subscription adult content network featuring 70 channels of content, an interactive library, and over 20,000 pay-per-view titles. This network is currently available and represents our principal source of revenues.

         Although it is our intention to develop and offer some or all of the foregoing services, and possibly others, no assurance can be given that we will be able to develop these services or that we will determine that such services are commercially feasible.

         We plan to generate revenue from (i) monthly subscription fees; (ii) pay-per-view fees; (iii) sale of set top boxes; and (iv) the wholesale of our ITVN IPTV networks to independent IPTV providers or other content providers. Depending on the services that we eventually offer over our networks, we may also attempt to insert demographically targeted advertising into the content channels and charge advertisers for such advertising. We believe that, unlike traditional broadcasting, our service over the Internet is exempt from many of the regulations imposed by the Federal Communications Commission on the broadcasters. As a result, we believe that we may be able to advertise liquor and tobacco products, as well as other consumer products which are prohibited from advertising on traditional television networks.

         XTV Networks currently represents our principal source of revenues. Priced at $29.95 per month, the XTV Networks offer 70 live channels of content, an interactive library and over 20,000 pay-per-view titles.

         We believe our service offers the first real world opportunity to establish a `virtual' pay cable broadcast network that does so with virtually no programming capital expenditures on the production of content, no infrastructure capital expenditures given that the internet is already widely disbursed, and no restriction on the range of personalized content available to a worldwide consumer audience.

         THE MARKET

According to Pew Internet & American Life ("Pew"), adoption of high-speed Internet connections in the home grew strongly in the United States in the first several months of 2004, with home broadband penetration standing at 39% among American Internet users by the end of February 2004. This is up from 31% in the

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Pew's November 2003 study. Overall, Pew states that 48 million American adults had high-speed connections in the home in February 2004. Of these high-speed connections, Pew's survey shows that 54% of home broadband users are connected with cable modems, 42% used digital subscriber lines ("DSL"), and 3% used wireless or fixed-satellite technology. According to NCTA, the cable industry served approximately 15 million high-speed Internet customers as of September 2003, up from 10.3 million in September 2002, an increase of 46% year-over-year.

         According to a new market forecast report from MRG, Inc., from 2 million subscribers worldwide to IPTV services in September 2004, this market was projected to grow to 26 million subscribers in 2008, prompting it to call 2005 "the year of IPTV." This growth has been fueled by the innovations of video program offerings over the internet and the aggressive global improvement, cost reduction and increased market penetration of broadband internet data delivery technologies.

         IPTV Magazine estimates that in the first quarter of 2005 there were, worldwide, 2.1 million IPTV users, 150 million broadband internet users, more than 240 carriers providing IPTV services, and more than 25 manufacturers producing set-top boxes utilizing internet protocol.

         Internet Protocol Television, also called IPTV, is a term used to describe systems where video signals are distributed to subscribers using a broadband connection over Internet Protocol. Often this is in parallel with the subscriber's internet connection, supplied by a broadband operator using the same infrastructure but over a dedicated bandwidth allocation. Internet protocol is the common protocol used by source and destination hosts for communicating data. What is noteworthy about internet protocol is that no setup is needed before a host tries to send packets to a host it has previously not communicated with, thus allowing for faster connections and in turn greater data delivery capabilities. IPTV thus uses internet protocol's data delivery capacity to deliver video content to end-users with the requisite connections. An IPTV service is any service that delivers IPTV to customers over their internet connections, such as web sites that allow end-users to download or stream movies over the internet, usually for a periodic subscription fee or a pay-per-view fee structure.

         IPTV offers:

         BETTER SELECTION OF CONTENT - Virtually limitless programming and on-demand content because only channels selected by consumers are delivered over home broadband networks.

         BETTER VIDEO-ON-DEMAND (VOD) - All content - including HDTV - can be distributed on a subscription or a pay-per-play basis with content promotion integrated into the user experience.

         BETTER DIGITAL VIDEO RECORDING - Customers can pause, fast forward, and rewind live and recorded content, and since its IPTV, multiple recordings can be made without the need for tuners.

         BETTER EXPERIENCE - True interactivity for the customer allowing two way communication with services comparable to the web allowing a better environment for users, programmers and advertisers.

         According to Datamonitor, approximately 15 million households will be accessing IPTV services by the end of 2007, an increase over the 600,000 homes accessing these services at the end of 2003. They estimate global revenues from the sector to exceed $7.5 billion in 2007.

         We believe that these developments signify increased market penetration for video-on-demand services and an exponential growth of IPTV services, which we will aim to capitalize on. Technology, including analog to digital, broadband and digital compression, has drastically altered the distribution of media content in recent years. Niche companies have exploited these technologies. For example, Netflix has exploited the DVD format, Echostar Communications and DirectTV have exploited the small satellite receiver technology market, TiVo has exploited time-phased digital video recorders (DVRs), and OnCommand has exploited video-on-demand technology for the lodging industry. Each of the above are, directly or indirectly, competitors for our services. Each of these

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competitors has made material progress in displacing entrenched providers of comparable media services. We believe that we have a method of content distribution that can also potentially be as innovative and paradigm-shifting as these other companies.

         COMPETITION

         Our major competitors currently offering IPTV services in general in the United States include:

          o Movielink, self-described as the leading broadband movie download service, offers U.S. customers an extensive selection of movies, foreign films and other content. The service is owned and operated by Movielink, LLC, a joint venture of Metro-Goldwyn-Mayer Studios, Paramount Pictures, Sony Pictures Entertainment, Universal Studios and Warner Bros. Studios. Movielink draws its content offerings from the vast libraries of those studios as well as Walt Disney Pictures, Miramax, Artisan and others on a non-exclusive basis.

          o DaveTV, self described as the distributor of DAVE Networks which utilizes the latest matrix distribution technology to deliver music, video and other information assets to consumers, corporate customers, and commercial customers. DAVE Media Center is a downloadable application that provides both client and server functionality which communicates with other DAVE modules around the world.

          o Akimbo, self described as a licensor of special-interest programs from a variety of video providers. Akimbo hosts and distributes these programs via broadband connections to televisions. Consumers must have an Akimbo Player to receive the Akimbo Service, a home network and a broadband internet connection in their homes. Using the Akimbo Guide, viewers choose their programming, which is automatically downloaded to the Akimbo Player for later viewing. Unlike ITVN, Akimbo does not provide for instant content on-demand.

          o Other competitors include SBC Communications and Microsoft who have created a joint venture to exploit Microsoft's IP television platform to deliver content to homes across the US.

         Cable and satellite network providers have also developed video-on-demand (or VOD) systems that compete with our service because they are another means of on-demand video delivery to end-users. However, traditional providers are unwilling to unbundle their content services in order to make a wide range of content available to consumers. In contrast, our networks and service will be focused on variety. In addition, because of the intimate, personal preferences of consumers, many niche interests of consumers cannot be delivered economically on the range of satellite frequencies allocated or cable bandwidth available. We are able to deliver a high number of niche interests using the low cost distribution of the internet.

         Although our service provides content from a number of different categories catering to a diverse set of interests, our adult entertainment offerings currently is the appeal of our service to our subscribers. The online adult internet industry is highly competitive and highly fragmented given the relatively low barriers to entry. The leading adult internet companies, whose VOD adult content competes with our service, are constantly vying for more members while also seeking to hold down member acquisition costs paid to webmasters. We believe that the primary competitive factors in the on-demand adult content industry include the quality of content, technology, pricing, and sales and marketing efforts.

          Although we believe that our content will be unique due to its format, low operating cost and low cost structure for acquiring new customers, we will be competing against companies that have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than us. See "Risk Factors."

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         MARKETING & DISTRIBUTION

         We seek to market and distribute our boxes and subscription networks across a variety of channels. A key element of our marketing and distribution effort is our ability to track subscriber revenue in real-time and to allocate a portion of these revenues to marketing and distribution partners. These channels include:

         Web based affiliate programs: We currently have distribution and marketing agreements with over 150 Internet marketing firms who promote our products and services through the use of targeted advertising including banners, advertorial and email. These firms receive a commission based on performance criteria including initial orders generated for our box as well as a recurring revenue stream based on a small percentage of subscription revenue from orders generated from their promotional efforts.

         Referral programs: Each subscriber has a personal promotional code displayed as part of their on-screen menu. Subscribers who generate orders for our services from friends or family receive a free month's subscription when this code is applied to a new order. Friends and family receive a bonus of two free pay-per-view movies when they input this promotional code as part of their order.

         Retailers: We currently offer retailers marketing support and a percentage of recurring revenues. In addition we provide marketing tools to assist in maximizing sales.

         Independent resellers: We have a number of local independent resellers who use our marketing tools to encourage consumers to purchase our box and related subscription services directly from ITVN. Each reseller has a personal promotional code. Customers who enter this code online as part of their purchase receive a bonus of two free pay-per-view movies. The resellers receive a commission based on performance criteria including orders generated for our box as well as a recurring revenue stream based on a small percentage of subscription revenue from orders generated from their promotional efforts.

         Campus marketing: We are in the initial stages of launching a Fall 2005 college marketing campaign on campuses. We are seeking to attract subscribers as well as independent resellers as part of this effort.

         We expect that our marketing budget will be a significant percentage of revenue as we seek to educate the marketplace as to the advantages of IPTV as well as the attractiveness of ITVN's services and subscription networks. We intend to conduct traditional media advertising campaigns as well as seek editorial and advertorial coverage of our products and services.

         EMPLOYEES

         At June 1, 2005, we had 11 full time employees.

PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of common stock beneficially owned as of June 3, 2005 by (i) those persons or groups known to beneficially own more than 5% of our common stock on and after the closing of the Merger, (ii) each director (including the two persons who will become directors on June 14, 2005), and (iii) all current directors (including the two persons who will become directors on June 14, 2005) and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

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                                               AMOUNT AND NATURE
                                                 OF BENEFICIAL      PERCENT OF
 NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP        CLASS(1)

 Shane Whittle
 1728 Yew St.,
 Vancouver, A1, Canada, V6K 3E9                         -               -

 Charles Prast
 34145 Pacific Coast Highway, Suite 151
 Dana Point, California 92629                         581,767          2.3%

 Michael Martinez
 34145 Pacific Coast Highway, Suite 151
 Dana Point, California 92629                       7,132,981         28.7%

 Murray Williams
 34145 Pacific Coast Highway, Suite 151
 Dana Point, California 92629                         581,767          2.3%

 David Koenig
 34145 Pacific Coast Highway, Suite 151
 Dana Point, California 92629                       7,962,398         32.0%

 XTV Investments LLC(2)
 2200 SW 10th Street, Deerfield Beach,
 Florida 33442                                      5,529,222(2)(3)   22.2%

 All executive officers and directors as a
 group (four (4) people)                            8,296,515         33.3%


---------------
(1) Based on 24,831,767 shares outstanding on June 3, 2005 after (i) the Merger, (ii) the issuance of 50,000 shares to a financial advisor, and
         (iii) the issuance of 831,767 shares to our new executive officers. In the event that XTV Investments, LLC exercises its dissenter's rights, its 5,529,222 shares will be cancelled, thereby reducing the total number of outstanding shares to 19,302,545 shares.

(2) XTV Investments LLC is a subsidiary of Interactive Brands Development, Inc. XTV Investments LLC was provided its statutory rights to dissent from the Merger and to have its shares repurchased by the company. In the event that XTV Investments LLC exercises its dissenter's rights, these shares will be cancelled.

(3) Includes 1,382,140 shares held in escrow subject to release upon the achievement of certain sales goals of our products. All shares not released from escrow by October 31,2006 will be cancelled on that date.


DIRECTORS AND EXECUTIVE OFFICERS

         The following table identifies our current directors and executive officers:

         NAME                     AGE       POSITION
         --------------------   --------    ------------------------------------
         Michael Martinez         39        President, Director
         Charles Prast            39        Chief Executive Officer, Director(1)
         Murray Williams          34        Chief Financial Officer, Director(1)
         Shane Whittle            29        Director(2)

-------------
(1) Will become a director on June 14, 2005.
(2) Will resign as a director on June 14, 2005.

         MICHAEL MARTINEZ, PRESIDENT. Mr. Martinez is a founder of ITVN and has served as its President since its incorporation in December 2003. Mr. Martinez became the President of Radium on June 3, 2005. Since 2003, Mr. Martinez has also been operating his real estate investment business. From 1999 to 2002, he was the Executive Vice President of Sales and Marketing for Cais Internet, Inc. From 1997 to 1999, he was the Vice President of Alternate Sales Channels for Telepacific, Inc. From 1993 to 1997, Mr. Martinez owned and operated CyberLink Technologies, Inc. Mr. Martinez founded Coast to Coast Communications, Inc. in 1989 which he sold to LA Cellular in 1993.

         CHARLES PRAST, CHIEF EXECUTIVE OFFICER. Mr. Prast became the Chief Executive Officer of Radium effective June 3, 2005. Mr. Prast has served as a consultant of ITVN from April 2005 until his appointment as President of Radium. From January 2004 until March 2005, Mr. Prast served as a consultant to Interactive Brand Development, Inc. From May 2002 until November 2003, Mr. Prast was the President and Chief Executive Officer of Private Media Group, Inc. Prior to joining Private Media, Mr. Prast was a senior corporate financier with Commerzbank Securities in London. Mr. Prast received a B.A. degree from Bates College in 1987.

         MURRAY WILLIAMS, CHIEF FINANCIAL OFFICER. Mr. Williams became the Chief Financial Officer of Radium effective June 3, 2005. Mr. Williams has served as a consultant to ITVN from January 2004 until his appointment as CFO of Radium. From November 2001 until present, Mr. Williams has been an accounting and finance consultant for numerous private and public companies. Mr. Williams was one of the founding members of Buy.com, Inc. and served as the principal financial officer and held other officer positions with Buy.com, Inc. from February 1998 to August 2001. Prior to joining Buy.com, Inc., from January 1993 through January 1998, Mr. Williams was employed with KPMG Peat Marwick, LLP. Mr. Williams is a Certified Public Accountant, and received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison in 1992.

         SHANE WHITTLE, DIRECTOR. Mr. Whittle has been serving as our President and Secretary since May 20, 2004 and as a director since inception. Upon the closing of the Merger, Mr. Whittle resigned as our President and Secretary. Since April 2002, Mr. Whittle has served as the President of Global Industries Corp., a natural resources company. Since January 1999 he has also been the sole proprietor of a business specializing in running promotions for client companies in the food & beverage industry including nightclubs, restaurants, boat cruises and other special events and provided management consulting to A&A Gas fireplaces. From September 1995 through June 1999, Mr. Whittle attended Capilano College's business program part time and from September 1994 through June 1995 he attended British Columbia Institute of Technology international business program.

         There are no family relationships between any of the officers and directors.

EXECUTIVE COMPENSATION/EMPLOYMENT AGREEMENT

         Until the Merger, none of our officers and directors received any compensation. Effective June 3, 2005, we hired a new Chief Executive Officer, a new Chief Financial Officer and a new President, and entered into employment agreements with each of them. The following is a summary of the employment agreements with our new executive officers.

         Effective June 3, 2005, we entered into employment agreements with Charles Prast, our Chief Executive Officer, Michael Martinez, our President, and Murray Williams, our Chief Financial Officer. All three agreements are substantially the same, except as described below. All of the employment agreements have a term of three years, which terms will automatically be extended for an additional year unless either party provides notice of termination 60 days before the end of the three-year term. If any of the employment agreements are terminated by Radium for any reason other than for cause, the agreements require that the terminated officer will continue to receive his salary until the earlier of (i) 12 months from the date of termination, or (ii) the expiration of the term of the agreement. Under the employment agreements, each of the three executive officers will receive an annual salary of $240,000. Each officer is also entitled to a bonus, the amount of which shall be determined in its discretion by our Board of Directors, at the end of each calendar year if Radium has positive EBITDA for that calendar year. Under the employment agreements, each officer is entitled to eight weeks of vacation during each year of employment. As a signing bonus, we issued 581,767 shares to Mr. Prast and 250,000 shares to Mr. Williams. The shares were valued at $0.10 per share. Under the employment agreements of Mr. Prast and Mr. Williams, we agreed to "piggy-back" registration rights, under which we agree to include their shares in the next registration statement that we file with the SEC.
         There are no stock option, retirement, pension, or profit sharing plans currently in effect for the benefit of our officers and directors, and no benefits under any such plan has been granted to any of our current officers or directors.

         OPTION/SAR GRANTS

         Neither Radium, nor ITVN has implemented a stock option plan, and neither company has granted any stock options or stock appreciation rights to any executive officer or any director. Accordingly, no stock options have been exercised by any of the officers or directors in our fiscal year ended April 30, 2005.

         LONG-TERM INCENTIVE PLAN AWARDS

         Other than the foregoing employment agreements that we entered into with our three new executive officers, we do not have any long-term incentive plans or arrangements that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

         COMPENSATION OF DIRECTORS.

         To date, our directors have not received any compensation for serving as members of the Board of Directors, and the Board has not implemented any plan to award options. There are no contractual arrangements with any member of the Board of Directors.

INDEMNIFICATION

         Our Articles of Incorporation provide that we shall indemnify an officer or director who is made a party to any action, proceeding or lawsuit, because of his position with this company or our subsidiary, to the fullest extent permissible under the laws of the State of Nevada. In addition, the Articles of Incorporation provide that we must advance expenses incurred in defending any such proceeding.

         Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except with respect to the Merger, neither our current directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights of our capital stock, has during the past three years had any material interest in any transaction to which Radium was a party. The following directors, officers or 10% stockholders have, however, had the following relationships with ITVN during the past three years:

         Mr. Prast was a consultant of ITVN from April 2005 until June 3, 2005. In consideration for his services, Mr. Prast received $36,000.

         Mr. Williams worked for a consulting firm that was engaged by ITVN. Mr. Williams provided consulting services through the consulting company from January 2004 until June 3, 2005. In consideration for Mr. Williams' consulting services, the consulting firm earned accrued fees of $185,000, $85,000 of which has been paid.

         David Koenig, one of our principal stockholders and an employee of ITVN, owns a majority interest in Holio.net, LLC, a provider of video content. Holio.net, LLC is one of the 50 content providers that are currently providing content to ITVN for distribution to ITVN's customers. The terms under which Holio.net provides the content to ITVN are the same as the terms between ITVN and all of the other ITVN content providers. Since ITVN did not launch its direct-to-consumer broadcast network until April 2005, no amounts were paid to Holio.net during ITVN's fiscal year ended December 31, 2004. ITVN also subleased some office space from Holio.net, LLC during the past two years. The total amount of rent that ITVN paid to Holio.net, LLC under this sublease is $4,000. Since ITVN has located new office space, the sublease with Holio.net, LLC has been terminated.

         Since the formation of ITVN, Michael Martinez has from time to time funded ITVN's working capital needs with unsecured loans. The total amount of the loans that Mr. Martinez has made to ITVN is $289,000, of which $180,000 has been repaid. Accordingly, as of the date of this Current Report, ITVN is indebted to Mr. Martinez for an amount equal to $109,000. Mr. Martinez did not charge ITVN any interest on these loans.

LEGAL PROCEEDINGS

         We are not aware of any legal proceedings in which any director, officer, or any owner of record or beneficial owner of more than five percent of any of our classes of voting securities, or any affiliate of any such director, officer, affiliate or security holder, is a party adverse to us or has a material interest adverse to us.

         We may occasionally become subject to legal proceedings and claims that arise in the ordinary course of our business. It is impossible for us to predict with any certainty the outcome of pending disputes, and we cannot predict whether any liability arising from pending claims and litigation will be material in relation to our consolidated financial position or results of operations.

                                  RISK FACTORS

WE ARE AN EARLY-STAGE COMPANY SUBJECT TO ALL OF THE RISKS AND UNCERTAINTIES OF A NEW BUSINESS.

         Although Radium has been in existence since April 2002, and our ITVN operating subsidiary has been in existence since December 2003, we should be evaluated as a new, start-up company, subject to all of the risks and uncertainties normally associated with a new, start-up company. To date, Radium's operations have not been successful and have not generated any meaningful amount of revenues. Accordingly, we have ceased Radium's prior operations and are concentrating all of our efforts on developing ITVN's IPTV networks operations. However, ITVN itself is a start-up company that did not commercially launch its IPTV services until April 2005 and, therefore, has only recently commenced generating revenues. As a start-up company, we expect to incur significant operating losses. Based on our internal projections, we do not expect that our monthly revenues will be able to pay all of our projected operating expenses until we have approximately 70,000 continuing monthly paying customers. During the two months since the launch of our service and the distribution of our IPTV set-top boxes, we signed up approximately 1200 customer accounts for our IPTV services. No assurance can be given that we will ever have 70,000 continuous subscribers or that we will generate revenues sufficient for us to become profitable.

WE HAVE LIMITED WORKING CAPITAL AND WILL NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE.

         As of April 30, 2005, Radium had a stockholders equity of only $6,000 (audited), and ITVN had stockholders equity of approximately $600,000 (unaudited). Since its inception, Radium has had a net loss of $59,000 (audited), and ITVN has had a net loss from operations of approximately $1,171,000 (unaudited). On a combined basis, we currently only have a limited amount of cash available, which cash is not sufficient to fund our anticipated future operating needs. To date, the capital needs of ITVN have been funded by loans made to the company by its officers and principal stockholders. Although some of our officers/principal stockholders may, from time to time, make some additional short-term loans to us if we need working capital, none of these officers/stockholders has committed to make any additional loans, and no assurance can be given that we will receive additional loans if and when needed. Our capital needs in the future will depend upon factors such as market acceptance of our product and any other new products and services we launch, the success of our core business, the amount of sales and subscription revenues that our operations generate, and the amount of our operating costs, including marketing and sales costs. None of these factors can be predicted with certainty. We currently purchase our ITVN set-top boxes from an off-shore manufacturer and we have ordered 25,000 of such boxes. We will, however, have to purchase additional boxes. In order to fund our future operations, including the purchase of additional ITVN set-top boxes, we will need substantial additional debt or equity financing, for which we currently have no commitments or arrangement. We cannot assure you that any additional financing will be available or, even if it is available that it will be on terms acceptable to us. If we raise additional funds by selling stock, the ownership of our existing stockholders will be diluted. Any inability to obtain required financing would have a material adverse effect on our business, results of operations and financial condition.

OUR FINANCIAL CONDITION COULD BE SEVERELY AND NEGATIVELY AFFECTED IF THE DISSENTER'S RIGHTS AVAILABLE TO AN ITVN STOCKHOLDER IS EXERCISED.

         Under Nevada corporate laws, any stockholder who does not vote in favor of a merger has the right to dissent and to receive a cash payment equal to the "fair value" of the dissenting shares in exchange for the cancellation of those shares. The merger of ITVN with our subsidiary was approved by all of the ITVN stockholders, except one stockholder who owns 6,250 shares of ITVN (which shares are exchangeable as part of the Merger into 4,147,082 shares of Radium common stock). In addition, the same stockholder holds, and is entitled to retain, an additional 2,083 shares of ITVN shares (the equivalent of 1,382,140 shares of Radium common stock) if the stockholder delivers 20,000 qualified customers for our IPTV services before April 30, 2006. The 2,083 shares are currently held in escrow and will be forfeited if not released from escrow and the stockholder has not yet delivered any qualified customers to us. As required by Nevada law, we have notified the non-voting holder of those shares of its dissenter's rights under Nevada law. The stockholder was given 30 days in which to decide whether or not to dissent to the Merger, and whether or not to demand payment of the fair value for those shares. We do not know whether or not the non-voting stockholder will exercise its dissenter's rights. In the event that the stockholder does elect to exercise its dissenter's rights, we will have to determine what the "fair value" of the 6,250 shares was before the merger and then pay that amount to the dissenting stockholder. We will also be required to determine what the "fair value" of the 2,083 shares was before the merger and then pay that amount to the escrow agent to be held in escrow. As discussed above, currently, our funds and other financial resources are limited and the total of our existing funds are less than the estimated fair value of the shares. Accordingly, if the foregoing stockholder elects to dissent, we would not have the financial resources to pay the amount of the value of the dissenting shares and would have to raise the funds from new or existing stockholders/lenders/investors. No assurance can be given that we will be able to raise the amount necessary to fund the repurchase of the dissenting shares at their pre-merger fair value. Although we do not know what the exact value of the dissenting shares is, we believe that the amount is significantly less than the value of the shares after the merger. We believe that the value of the shares is less because, among other things, (i) all of the 8,333 shares were unregistered shares, (ii) ITVN was a private company (not a public company with market liquidity making it easier for holders of the common stock to sell their shares), and (iii) 2,083 of the 8,333 shares are held in escrow and are subject to forfeiture. If the stockholder who owns those shares does dissent, and we do pay the fair value and thereafter retire the dissenting shares, the number of Radium shares outstanding will be reduced by 5,529,222 shares, thereby increasing the percentage of shares owned by all other shareholders by approximately 29% and thereby making more shares available for future issuance by Radium. No assurance can be given that a court would agree with our valuation of the fair value of the dissenting shares but there are a number of precedent cases that support our assessment.

WE HAVE ONLY HAD LIMITED PRODUCT SALES TO DATE, AND WE CAN GIVE NO ASSURANCE THAT OUR PRODUCTS AND SERVICES WILL BE ACCEPTED BY THE MARKET.

         We launched the sale of our set-top boxes in April 2005. Although we have not had any complaints to date, no assurance can be given that our ITVN set-top boxes and the IPTV services that can be accessed through the set-top boxes, will work satisfactorily in large scale commercial usage. Any unanticipated problems with our set-top boxes, or the ability to deliver high resolution video programming would limit our ability to market our products and services. Because we have only been offering our products and services for two months, we do not have sufficient market data to be able to predict whether our products and services will be accepted by the IPTV or video-on-demand markets, or whether any subscribers for our services will continue to subscribe for our services. Our current business model is based on maintaining a base of on-going monthly subscribers. Because all of our subscriptions were entered into recently, we have no history from which we can predict the success of our business model. Accordingly, we have limited experience in selling our ITVN set-top boxes and providing our services on which to base any prediction about our future operations and viability.

THE SUCCESS OF OUR BUSINESS DEPENDS ON THE GROWTH OF OUR CONTENT LIBRARY, THE GROWTH OF OUR SUBSCRIBER BASE, AND THE NEGOTIATION OF FAVORABLE PRICING TERMS WITH CONTENT PROVIDERS.

         Although our business plan is to provide a number of network programming alternatives to our customers (including music videos, foreign news programming and classic movies), at this time we only have one category of content that we can offer our customers--adult entertainment. Accordingly, our ITVN set-top boxes and IPTV services currently can only be marketed to viewers who are interested in adult content and not to the much larger audience that we believe will be interested in our products and services when a number of the other channels are available. Having only adult entertainment programming available at this time limits the reach of our marketing and sales efforts. Our strategy depends on expanding the content available using our set-top boxes, which in turn depends on our relationships with production and distribution companies that control content. We will need to develop and maintain such relationships as we expand our business to provide additional content. There can be no assurance, however, that we will be able to develop and maintain such relationships or negotiate such terms. In such case, we may be forced to change our strategy or abandon the media delivery business despite our investment in infrastructure supporting such a business, which could have a material adverse effect on the results of our operations.

IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH OTHER FORMS OF ENTERTAINMENT, WE WILL NOT BE ABLE TO INCREASE SUBSCRIBER REVENUE.

         We face general competition from other forms of entertainment, including sporting and cultural events, other television networks, feature films and other programming. Our ability to compete depends on many factors, some of which are outside of our control. These factors include the quality and appeal of our competitors' content, the technology utilized by our competitors, the effectiveness of their sales and marketing efforts and the attractiveness of their product offerings. Our existing competitors, as well as potential new competitors, may have significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their product offerings. These competitors may also engage in more extensive technology research and development and adopt more aggressive pricing policies for their content. Additionally, increased competition could result in price reductions, lower margins and negatively impact our financial results.

WE MAY BE LIABLE FOR THE CONTENT WE MAKE AVAILABLE ON THE INTERNET.

         Because we deliver adult programming we may be subject to obscenity or other legal claims by third parties. Our business, financial condition and operating results could be harmed if we were found liable for this content. Implementing measures to reduce our exposure to this liability may require us to take steps that would substantially limit the attractiveness of our service and/or its availability in various geographic areas, which would negatively impact our ability to generate revenue. Furthermore, we may not have insurance that adequately protects us against all of these types of claims.

INCREASED GOVERNMENT REGULATION IN THE UNITED STATES AND ABROAD COULD IMPEDE OUR ABILITY TO DELIVER OUR CONTENT AND EXPAND OUR BUSINESS.

         Although we are not aware of any Federal or state laws or regulations that limit the delivery of adult oriented entertainment over the Internet, new laws or regulations, or the new application of existing laws could prevent us from making our content available in various jurisdictions or could otherwise restrict our planned operations in a manner that would have a material adverse effect on our business, financial condition and operating results. These new laws or regulations may relate to liability for information retrieved from or transmitted over the internet, taxation, user privacy and other matters relating to our products and services. Moreover, the application to the internet of existing laws governing issues such as intellectual property ownership and infringement, pornography, obscenity, libel, employment and personal privacy is uncertain and developing.

         The current administration in Washington D.C. has publicly announced that it intends to restrict matters deemed to be obscene, including adult entertainment. Efforts by the current administration to limit the delivery of adult content over the Internet could result in increased government regulation of our business and limit our operations. It is not possible for us to predict what new governmental regulations we may be subject to in the future.

NEGATIVE PUBLICITY, LAWSUITS OR BOYCOTTS BY OPPONENTS OF ADULT CONTENT COULD ADVERSELY AFFECT OUR OPERATING PERFORMANCE AND DISCOURAGE INVESTORS FROM INVESTING IN OUR PUBLICLY TRADED SECURITIES.

         We could become a target of negative publicity, lawsuits or boycotts by one or more advocacy groups who oppose the distribution of "adult entertainment." These groups have, in the past, mounted negative publicity campaigns, filed lawsuits and encouraged boycotts against companies whose businesses involve adult entertainment. The costs of defending against any such negative publicity, lawsuits or boycotts could be significant, could hurt our finances and could discourage investors from investing in our publicly traded securities. As a provider of adult entertainment, we cannot assure you that we may not become a target in the future.

BECAUSE WE ARE INVOLVED IN THE ADULT PROGRAMMING BUSINESS, IT MAY BE MORE DIFFICULT FOR US TO RAISE MONEY OR ATTRACT MARKET SUPPORT FOR OUR STOCK.

         Although our business plan calls for us to become a provider of mainstream content, including news, music and non-adult motion picture videos, adult programming currently represents the majority of our revenues. Accordingly, some investors, investment banking entities, market makers, lenders and others in the investment community may decide not to provide financing to us, or to participate in our public market or other activities due to the nature of our business, which, in turn, may hurt the value of our stock, and our ability to attract market support.

WE NEED TO EFFECTIVELY MANAGE OUR GROWTH AND THE EXECUTION OF OUR BUSINESS PLAN. ANY FAILURE TO DO SO WOULD NEGATIVELY IMPACT OUR RESULTS.

         To manage operations effectively, we must constantly improve our operational, financial and other management processes and systems. Our success also depends largely on our ability to maintain high levels of employee utilization, to manage our costs in general and general and administrative expense, in particular, and otherwise to execute on our business plan. We need to cost-efficiently develop our new technology business as well as expand our base of subscribers to implement our business strategy, and efficiently implement our business strategies. There are no assurances that we will be able to effectively and efficiently manage this growth. Any inability to do so could increase our expenses and negatively impact our results of operations.

OUR INABILITY TO PROTECT OUR TRADEMARKS, PATENT AND TRADE SECRETS MAY PREVENT US FROM SUCCESSFULLY MARKETING OUR PRODUCTS AND COMPETING EFFECTIVELY.

         Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, patents, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our intellectual property used to develop the ITVN set-top boxes, to be of considerable value and importance to our business and our success. We rely on a combination of trademark, patent, and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, trade secrets or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, particularly if we begin producing original content, and we may have to pursue litigation against other parties to assert our rights and prevent the illicit distribution and downloading of any content we create. Any such claims or litigation could be costly and we may lack the resources required to defend against such claims or pursue infringements of our rights. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse affect on our ability to retain our current clients and attract new ones, particularly musical talent for our original content.

THE CONTENT WE WILL DELIVER WILL BE COMPETING AGAINST THE LARGE NUMBER OF CURRENTLY AVAILABLE VIDEOS, AND NUMEROUS LARGE, ESTABLISHED COMPANIES THAT HAVE SUBSTANTIALLY GREATER FINANCIAL, TECHNICAL, MANUFACTURING, MARKETING, DISTRIBUTION AND OTHER RESOURCES THAN US MAY DISTRIBUTE SIMILAR CONTENT TO OURS.

         The video content delivery industry is characterized by intense competition and rapid and significant technological advancements. Directly or indirectly we are competing against standard over-the-air television broadcasts, cable operators, video rental stores, other video rental services such as Netflix, video sales, digital broadcasting companies, and even other Internet video delivery services. Virtually all of these other video content delivery companies have greater financial and other resources than we do, and virtually all of them have far greater market presence and penetration than our start-up service. Because most of the content that we are delivering through our set-top box and our IPTV service is currently already available to the retail consumer, we will be competing with any other similar content made available by any distributors of videos, in all formats. Many large, international and well funded companies have also entered, or announced their intention to enter, the video-on demand industry, including delivery of video over the Internet. While we believe that our service can be differentiated because it features a simplified delivery box, low fees, easy installation, and can deliver video anywhere through broadband Internet connection "on demand," many other companies could also develop or market video delivery services that are substantially the same as ours. The companies that we are aware of that are, or could compete against us have substantially greater financial, technical, manufacturing, marketing, distribution and other resources than us, and may compete directly with our services or may provide improved services.

CERTAIN FACTORS RELATED TO OUR COMMON STOCK

ALTHOUGH OUR COMMON STOCK IS LISTED FOR TRADING ON THE OTC BULLETING BOARD, YOU MAY BE UNABLE TO SELL YOUR SHARES, AND ANY SUCH SALE MAY NOT BE AT OR NEAR ASK PRICES.

         Our common stock is currently listed for trading on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. To date, there has been virtually no trading in our common stock. Any stock that is thinly traded, does not have a significant number of persons interested in purchasing the shares at or near ask prices at any given time, and the number of potential purchasers may be relatively small or non-existent. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

IF SECURITIES OR INDUSTRY ANALYSTS DO NOT PUBLISH RESEARCH REPORTS ABOUT OUR BUSINESS, OUR STOCK PRICE AND TRADING VOLUME COULD DECLINE.

         Small, relatively unknown public companies can achieve visibility in the trading market through research and reports that industry or securities analysts publish. However, to our knowledge, no analysts cover our company. The lack of published reports by independent securities analysts could limit the interest in our stock and negatively affect our stock price. We do not have any control over research and reports these analysts publish or whether they will be published at all. If any analyst who does cover us downgrades our stock, our stock price would likely decline. If any analyst initiates and then ceases coverage of our company or fails to regularly publish reports on us, we could lose visibility in the financial markets or never achieve such visibility, which in turn could cause our stock price or trading volume to stagnate or decline.

YOU MAY HAVE DIFFICULTY SELLING OUR SHARES BECAUSE THEY ARE DEEMED "PENNY
STOCKS."

         Since our common stock is not listed on the Nasdaq Stock Market or any national securities exchange, if the trading price of our common stock is below $5.00 per share, trading in our common stock will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). These rules require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a penny stock. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.

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

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

The financial statements of Interactive Television Networks, Inc., the business acquired, required by Rule 3-05(b) of Regulation S-X will be filed by the Registrant by an amendment to this Current Report on Form 8-K by no later than August 17, 2005.

(b) Pro forma financial information

The pro forma financial information of Radium and Interactive Television Networks, Inc. required by Article 11 of Regulation S-X will be filed by the Registrant by an amendment to this Current Report on Form 8-K by no later than August 17, 2005.

(c) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

EXHIBIT
NUMBER            DESCRIPTION
-------------     -------------------------------------------------------------

10.1 Agreement and Plan of Reorganization, dated as of May 27, 2005, between Radium Ventures, Inc., Radium Ventures Acquisition, Inc., Shane Whittle, James Scott-Moncrieff, and Interactive Television Networks, Inc. (1)


---------------
         (1) Previously filed as an exhibit to the Company's Current Report on Form 8-K on June 2, 2005, which exhibit is hereby incorporated herein by reference.


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

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 9, 2005                   RADIUM VENTURES INC.


                                        By: /S/ Michael Martinez, President
                                            -------------------------------


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